DELAWARE GROUP EQUITY FUNDS V

Registration No. 811-04997
FORM N-SAR
Annual Period Ended November 30, 2009

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1.1 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Equity Funds V dated February 26, 2009, attached as Exhibit.

77.Q.1.2 Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group
Equity Funds V dated August 18, 2009, attached as Exhibit.

IMG # 948408 v.1